Exhibit 1.1

[●] Common Shares

Pre-Funded Warrants to Purchase up to [●] Common Shares

LIBERTY DEFENSE HOLDINGS, LTD.

UNDERWRITING AGREEMENT

[●], 2026

The Benchmark Company, LLC
As Representative of the several
Underwriters named in Schedule I hereto

The Benchmark Company, LLC
150 East 58th St., 17th Floor
New York, NY 10155

Ladies and Gentlemen:

Liberty Defense Holdings, Ltd., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of (i) [●] of its common shares, no par value (the “Firm Shares”) and (ii) pre-funded warrants to purchase up to [●] shares of its common shares, no par value (the “Pre-Funded Warrants” and, together with the Firm Shares, the “Firm Securities”). The Company has also granted to the several Underwriters an option to purchase up to [●] additional Common Shares on the terms and for the purposes set forth in Section 2 hereof (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares, no par value, in the capital of the Company are hereinafter referred to as the “Common Shares.” The Shares and the Pre-Funded Warrants are hereinafter referred to as the “Securities.” The Common Shares issuable upon exercise of the Pre-Funded Warrants are hereinafter referred to as the “Warrant Shares.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom The Benchmark Company, LLC is acting as representative (the “Representative”). To the extent there are no additional Underwriters listed in Schedule I other than the Representative, references to multiple Underwriters shall be disregarded, the term Representative as used herein shall have the same meaning as Underwriter and all corresponding changes from plural to singular shall be deemed to have been made.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-293217), including a preliminary prospectus, relating to the Securities and the Warrant Shares. The registration statement as amended at the time it became effective, including the preliminary prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; and the prospectus in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Common Shares or pre-funded warrants pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the pricing information and the free writing prospectuses, if any, set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission.

(b)  (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon Underwriter Information (as defined in Section 8).

(c)  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies, or, if used after the effective date of this Agreement, will comply when used, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any free writing prospectus.

(d)  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)  Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)  This Agreement has been duly authorized, executed and delivered by the Company.

(g)  The authorized capital of the Company as of the date hereof conforms, and as of the Closing Date will conform, as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)  The Common Shares outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding Common Shares have been issued in violation of any preemptive or similar right of any security holder.

(i)  The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights. The  Pre-Funded Warrants have been duly authorized and, when executed and delivered by the Company in accordance with this Agreement, will be valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant Shares to be issued by the Company upon exercise of the Pre-Funded Warrants in accordance therewith have been duly authorized and will be reserved for issuance upon exercise of the  Pre-Funded Warrants in a number sufficient to meet the current exercise requirements. The Warrant Shares, when issued and delivered upon exercise of the  Pre-Funded Warrants in accordance therewith, will be validly issued, fully paid and non-assessable, and the issuance of the Warrant Shares will not be subject to any preemptive or similar rights.

(j)  The Common Shares are currently quoted on the OTCQB under the symbol “LDDFF” and are listed on the TSX Venture Exchange (“TSXV”) under the symbol “SCAN” and on the Frankfurt Stock Exchange (the “FSE”) under the symbol “4XS.” The Common Shares have been approved for listing on the Nasdaq Capital Market (the “Exchange”), subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Shares from the Exchange, the TSXV or the FSE, nor has the Company received any notification that the Exchange, the TSXV or the FSE is contemplating terminating any such listing or that the Company is out of compliance with the listing or maintenance requirements of the Exchange, the TSXV or the FSE.

(k)  The Company is in compliance with all applicable securities laws in Canada and the respective rules and regulations made thereunder, together with applicable multilateral or national instruments, orders, rulings, policies, rules and other regulatory instruments issued or adopted (and published) by Canadian securities regulators.

(l)   The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the notice of articles, articles, articles of incorporation, by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) any applicable law, statute, rule, regulation or order of any Canadian, United States or other governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree of any Canadian, United States or other governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (ii) and (iii), where any such breach or violation would not reasonably be expected to have a material adverse effect.

(m)  There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n)  There are no legal, regulatory or governmental proceedings (including any inquiries or investigations by any Canadian, United States or other court, governmental agency or body, domestic or foreign) pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries or, to the knowledge of the Company, any of its directors or officers is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o)  Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)  The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)  The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(t)  None of the Company or any of its subsidiaries or, to the Company’s knowledge, any director, officer, employee, affiliate, agent or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or controlled affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, (c) the Corruption of Foreign Public Officials Act (Canada) or (d) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”). No investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened.

(u)  The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, the Anti-Money Laundering Act of 2020 and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (collectively, the “Anti-Money Laundering Laws”). No investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)  (i) None of the Company or any of its subsidiaries or, to the Company’s knowledge, any director, officer, or employee thereof, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, Global Affairs Canada, the Office of the Superintendent of Financial Institutions (Canada), or pursuant to the Special Economic Measures Act (Canada), or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (collectively, “Sanctions”), or

(B)  located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria) (each a “Sanctioned Country”).

(ii)  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions;

(B)  to fund or facilitate any money laundering or terrorist financing activities; or

(C)  in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  For the past five years, the Company and each of its subsidiaries, (a) have not knowingly engaged in, and (b) are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions, or in any Sanctioned Country. The Company and its subsidiaries have conducted and will conduct their businesses in compliance with Sanctions and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to Sanctions is pending or, to the knowledge of the Company, threatened.

(w)  (i) Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries have conducted and will conduct their businesses in compliance with Export Controls, and (ii) no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to Export Controls is pending or, to the knowledge of the Company, threatened.

As used in this Section 1(w), “Export Controls” means applicable export controls implemented by the United States, Canada, European Union or other jurisdictions to which the Company or any of its subsidiaries are subject, including any export controls administered by the Bureau of Industry Security of the U.S. Department of Commerce, the U.S. Department of State, and any export control measures under any statute, executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(x)  (i) Neither the Company nor any of its subsidiaries are in breach of or default under any current Government Contract in any material respect, and no event has occurred which would constitute such a breach or default by the Company or any of its subsidiaries; (ii) the Company and its subsidiaries are in compliance with all applicable laws, including the Federal Acquisition Regulation, where and as applicable to each current Government Contract or Government Bid, in all material respects; (iii) to the knowledge of the Company, no reasonable basis exists to give rise to a claim for fraud (as such concept is defined under the laws of the United States) in connection with any Government Contract under the False Claims Act; and (iv) no current Government Contract or Government Bid is currently the subject of any bid protest before any Governmental Authority. For the past three years, the Company and its subsidiaries have not (i) been the subject or target of any audit (other than in the ordinary course of business), subpoena, investigation, prosecution or administrative proceeding related to any Government Contract or Government Bid, nor (ii) made any voluntary or mandatory disclosure to any Governmental Authority with respect to any alleged material irregularity, misstatement, noncompliance or omission arising under or relating to a Government Contract or Government Bid. The Company and its subsidiaries are not and, to the knowledge of the Company, have not in the past three years been, (i) debarred or suspended from participation in, or the award of, contracts with any Governmental Authority, nor (ii) the subject of any debarment or suspension inquiry.

As used in this Section 1(x):

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Government Bid” means any outstanding quotation, bid or proposal by the Company that, if accepted or awarded, would lead to a Government Contract.

“Government Contract” means any contract, including any purchase order or other agreement, entered into between the Company and (i) any Governmental Authority; (ii) any prime contractor to any Governmental Authority (in its capacity as such); or (iii) any subcontractor (of any tier) with respect to any contract described in clauses (i) and (ii).

(y)  Subsequent to the respective dates as of which information is given in, and except as otherwise disclosed in, each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital; and (iii) there has not been any material change in the capital, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(z)  Neither the Company nor any of its subsidiaries owns real property. The Company and each of its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, charges, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(aa) (i) The Company and its subsidiaries own or have a valid and enforceable right to use all patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, social media identifiers and accounts, other source indicators and any other intellectual property or similar proprietary or industrial rights throughout the world (including any and all registrations and applications for registration of any of the foregoing) (collectively, “Intellectual Property Rights”) used in or necessary for the conduct of their businesses except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; (ii) the registered (or applied-for) Intellectual Property Rights owned by the Company and its subsidiaries are subsisting, valid and enforceable (to the extent registered) in all material respects; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others (x) challenging the validity, scope or enforceability of any registered Intellectual Property Rights owned by the Company or any of its subsidiaries, or (y) alleging any infringement, misappropriation or other violation of Intellectual Property Rights of others by the Company or any of its subsidiaries; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by or exclusively licensed to the Company or any of its subsidiaries in any manner that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; (v) to the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any third party in any material respect; (vi) all employees or contractors currently engaged in the development of Intellectual Property Rights on behalf of any of the Company or its subsidiaries have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or a subsidiary, as applicable, to the extent such Intellectual Property Rights are not owned by the Company or a subsidiary, as applicable, by operation of applicable laws, and to the Company’s knowledge, no such agreement has been breached or violated; (vii) the Company and its subsidiaries are not in violation of (and have not violated) any agreements containing any rights or licenses of any third-party Intellectual Property Rights used by the Company or its subsidiaries in any material respect; (viii) neither the Company nor any of its subsidiaries has agreed to transfer, abandon, or exclusively license any Intellectual Property Rights owned by the Company in any material respect; (ix) no Intellectual Property Rights purported to be owned by the Company or any of its Subsidiaries was developed using any grants from any Governmental Authority or agency or other private source that could reasonably be expected to materially adversely affect the Company or its subsidiaries rights in and to such Intellectual Property Rights; (x) the Company and its subsidiaries use, and have used, commercially reasonable efforts in accordance with normal industry practice to appropriately maintain the confidentiality of all trade secrets, the value of which to the Company and its subsidiaries is contingent upon maintaining the confidentiality thereof, and other confidential information, and no such trade secrets or other confidential information have been disclosed other than to employees, suppliers, vendors, consultants, agents, contractors, distributors and customers of the Company and its subsidiaries in the course of their provision of services to or receipt of products and services from the Company and its subsidiaries, all of whom are bound by enforceable confidentiality agreements; and (xi) neither the Company nor any of its subsidiaries have distributed, or placed (or agreed to place) into escrow, any source code for any software that is owned or purported to be owned by the Company or any of its subsidiaries in any material respect.

(bb) The Company and each of its subsidiaries (a) only develops, improves, trains, deploys, and otherwise uses artificial intelligence tools or other technology capable of generating various types of content including text, code, data, images, or other media, using models that have been trained on data sources for the purposes of generating output with any characteristics similar to such data (collectively, “Generative AI”) in material compliance with all contracts, consents, internal policies, and applicable laws, orders and regulations; (b) to the Company’s knowledge, has not included and does not include any Personal Information (as such term is defined in applicable Data Security Obligations, as defined below), trade secrets or confidential information, in any prompts or inputs into any Generative AI; and (c) has not used Generative AI in the development of any material Intellectual Property Rights purported to be owned by the Company or any of its subsidiaries.

(cc) (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in material compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(dd) (i) The Company and each of its subsidiaries have complied and are presently in compliance with all applicable internal and external privacy policies, contractual obligations, and applicable industry standards, laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority that are binding on the Company or any of its subsidiaries, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable or confidential data or data regulated by data privacy laws applicable to the Company or any of its subsidiaries (“Data Security Obligations”, and such data, “Data”) in all material respects; (ii) the Company and each of its subsidiaries have not received any written notification of or written complaint regarding and are unaware of any other facts that would reasonably indicate noncompliance with any Data Security Obligation. There is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened against the Company, any of its subsidiaries, any of their respective service providers or customers (in the case of service providers, relating to the service provider’s processing of Data on behalf of the Company or such subsidiary, and in the case of customers, relating to the products or services specifically provided by the Company or such subsidiary or such service provider to the customer) alleging noncompliance with any Data Security Obligation.

(ee) The Company and its subsidiaries’ information technology systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and each of its subsidiaries have taken technical and organizational measures designed to protect their trade secrets and confidential information and the integrity, confidentiality, continuous operation, redundancy and security of the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses, with such measures being, as a whole, commercially reasonable. The Company and its subsidiaries have used commercially reasonable efforts to establish, maintain, implement and comply with commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including access controls, encryption, technological and physical safeguards and business continuity and disaster recovery plans and processes that are designed to protect against and reasonably prevent breach, destruction, loss or unauthorized distribution, use, access, disablement, misappropriation or modification or misuse of any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). To the Company’s knowledge, there have been no Breaches, except those that have been remedied without material cost or liability or the duty to notify any person, and the Company and its subsidiaries have not been notified of any such suspected Breach.

(ff) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) could have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) there are and have been no Plans subject to Title IV of ERISA, and there are and have been no conditions pursuant to which the Company or any member of its Controlled Group is or could be subject to liability under Title IV of ERISA in respect of any Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is expected to be “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is the subject of a favorable opinion letter from the Internal Revenue Service, and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification, except, with respect each of the events or conditions set forth in (i) through (v) hereof, as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. With respect to the Canadian Plans (as defined below), (i) the Company and its subsidiaries are in compliance with the terms of such plans and all applicable laws including any applicable Canadian pension legislation and regulations, (ii) to the extent required by law or the terms of such plan, each has been funded in accordance with the plan terms and all applicable Canadian legislation and, to the extent applicable, generally accepted actuarial principles and practices in Canada and (iii) each has been administered in accordance with its terms and there are no outstanding defaults or violations by the Company or any of its subsidiaries of any obligation required to be performed by it in connection with any such plan, except, in the case of each of the immediately preceding sub-clauses (i), (ii) and (iii), as disclosed in the Time of Sale Prospectus and the Prospectus or as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. For the purposes of the foregoing, “Canadian Plans” means all employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, savings, share option, share purchase, share appreciation, medical, dental, disability, life insurance and similar plans, programmes or arrangements that are subject to laws of any province or territory of Canada (or federal laws of Canada applicable therein), including, where applicable, regulation in respect thereof, that relate to the current or former employees, officers or directors of the Company and its subsidiaries and which are maintained, sponsored or funded by the Company or any of its subsidiaries, or under which the Company or any of its subsidiaries has any liability, other than benefit plans established pursuant to statute.

(gg) Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) no labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and (ii) the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors.

(hh) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”), have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii)  The Company and each of its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in the Company’s reasonable judgment as are prudent and customary in the businesses in which they are engaged, except where the failure to be insured would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(jj) The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company or its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(kk) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which it is derived in all material respects.

(ll) Davidson & Company LLP, who has delivered its report with respect to the audited consolidated financial statements and notes filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(mm) The Company and each of its subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(nn) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of the Securities Act, other than Common Shares issued pursuant to employee or director benefit plans, equity incentive plans or other employee compensation plans or pursuant to outstanding equity-based awards, rights or warrants.

(oo) From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(pp) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(qq) As of the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(rr) None of the Company or any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ss) The information provided to the Underwriters by the Company and its officers and directors for purposes of the Underwriters’ compliance with applicable Financial Industry Regulatory Authority, Inc. (“FINRA”) rules in connection with the offering of the Securities is true, complete, and correct in all material respects.

(tt) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has (i) failed to pay any dividend or sinking fund installment on preferred stock or (ii) defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which failures or defaults, individually or in the aggregate, would reasonably be expected to have a material adverse effect.

(uu) Neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(vv) No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in British Columbia or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Securities, (iii) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Securities by the Underwriters in the manner contemplated herein.

(ww) The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the Specified Courts (as defined below), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement, the Securities or the Warrant Shares in any Specified Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof.

(xx)  Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the federal laws of Canada or the laws of the Province of British Columbia. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17 hereof not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the federal laws of Canada and the laws of the Province of British Columbia.

(yy) It is not necessary under the laws of British Columbia (i) to enable the Underwriters to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in British Columbia, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters to be qualified or entitled to carry out business in British Columbia.

(zz) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Securities set forth in Schedule I hereto opposite its name at $[●] per Firm Share (the “Purchase Price”) and $[●] per Pre-Funded Warrant (the “Warrant Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, the Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased (each, an “Option Closing Date”). Each Option Closing Date must be at least one business day after the written notice is given and may not be earlier than the Closing Date or later than ten business days after the date of such notice. As used herein, “business day” means a day on which the Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. On each Option Closing Date, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2026, or at such other time on the same or such other date, not later than ten (10) business days after such date, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than seven (7) business days after such date, as shall be designated in writing by you.

The Firm Securities and Additional Shares shall be registered in such names and in such denominations as you shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Securities and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price or Warrant Purchase Price, as applicable, therefor.

Notwithstanding the foregoing, the Company and the Underwriters shall instruct each purchaser of the Pre-Funded Warrants in the offering to make payment for the Pre-Funded Warrants on the Closing Date to the Company by wire transfer in immediately available funds to the account specified by the Company of the aggregate Warrant Purchase Price for all Pre-Funded Warrants to be purchased by such purchaser, in lieu of payment by the Underwriters for such amount, and the Company shall deliver such Pre-Funded Warrants to such purchaser on the Closing Date in definitive form against such payment, in lieu of the Company’s obligation to deliver such Pre-Funded Warrants to the Underwriters; provided that, the underwriting discounts and commissions in respect of the Pre-Funded Warrants shall be deducted and withheld from the amount otherwise payable by the Underwriters to the Company for the Shares as set forth in Section 2.

In the event that any purchaser of the Pre- Funded Warrants in the public offering fails to make payment to the Company for all or part of the Pre-Funded Warrants on the Closing Date, the Underwriters may elect, by written notice to the Company, to receive Common Shares in lieu of all or a portion of such Pre-Funded Warrants to be delivered to the Underwriters under this Agreement. If the Company, upon the instruction of the Representative, registers on its books any Pre-Funded Warrant in the name of any person or entity to which any Underwriter intends to sell such Pre-Funded Warrant, then such Underwriter shall have the right to thereafter, but prior to the Closing Date, request the re-registration of such Pre-Funded Warrant (and the Company shall be required to re-register such Pre-Funded Warrant) in the name of any other person or entity (it being understood that such re-registration is intended to permit an Underwriter to resell such Pre-Funded Warrant in the event that the person or entity to which such Underwriter originally intended to sell such Pre-Funded Warrant shall fail to pay the purchase price of such Pre-Funded Warrant).

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Firm Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [●] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)  no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii)  there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)  The Underwriters shall have received on or prior to the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)  The Underwriters shall have received on or prior to the Closing Date (i) an opinion and negative assurance letter of McGuireWoods LLP, outside United States counsel for the Company and (ii) an opinion of McMillan LLP, outside Canadian counsel for the Company, each dated the Closing Date, each in form and substance reasonably satisfactory to the Representative.

(d)  The Underwriters shall have received on or prior to the Closing Date a negative assurance letter of Lowenstein Sandler LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

With respect to the negative assurance letters to be delivered pursuant to Sections 5(c) and 5(d) above, McGuireWoods LLP and Lowenstein Sandler LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of McGuireWoods LLP and McMillan LLP described above shall be rendered to the Underwriters at the request of the Company, and shall so state therein.

(e)  The Underwriters shall have received, on or prior to each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative, from Davidson & Company LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)  The Underwriters shall have received, on or prior to each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from the chief financial officer of the Company.

(g)  The “lock-up” agreements, each substantially in the form of Exhibit A hereto and signed by the persons identified on Schedule III hereto, relating to restrictions on sales and certain other dispositions of Common Shares or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)  On or before the date of this Agreement, you shall have received correspondence from the Financial Industry Regulatory Authority, Inc. (“FINRA”) that it will raise no objection as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

(i) On the Closing Date, the Shares and Warrant Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance, and conditionally approved for listing on the TSXV, subject to standard listing conditions.

(j) The Underwriters shall have received such other documents as you may reasonably request, including with respect to the good standing of the Company, the due authorization and issuance of the Securities and other matters related to the issuance and sale of the Securities.

(k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on or prior to the applicable Option Closing Date of the following:

(i)  a certificate, dated such Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)  (A) an opinion and negative assurance letter of McGuireWoods LLP, outside United States counsel for the Company and (B) an opinion of McMillan LLP, outside Canadian counsel for the Company, each dated such Option Closing Date, each relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof;

(iii)  a negative assurance letter of Lowenstein Sandler LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)  a letter dated such Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, from Davidson & Company LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on such Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(v)  a certificate, dated such Option Closing Date and signed by the chief financial officer of the Company, substantially in the same form and substance as the certificate delivered to the Underwriters pursuant to Section 5(f) hereof; and

(vi)  such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)  To furnish to the Representative an electronic copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) (which may be an electronic facsimile), the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement.

(b)  Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)  To furnish to the Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably objects.

(d)  Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)  If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)  If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)  To take such commercially reasonable actions as you may reasonably request to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)  To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis, and Retrieval System) to the Company’s security holders and to you, as soon as practicable in accordance with applicable rules and regulations of the Commission for foreign private issuers, an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder as applicable to foreign private issuers.

(i)  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer, sale and/or issuance of the Securities and the Warrant Shares under state securities laws and all expenses in connection with the qualification of the Securities and the Warrant Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares and Warrant Shares on the Exchange and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, reasonably incurred and documented expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) the reasonably incurred and documented fees and disbursements of counsel to the Underwriters in connection with the transactions contemplated in this Agreement, in an amount not to exceed $150,000 and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Notwithstanding the foregoing, the Company’s obligation to pay for the Underwriters’ expenses shall not exceed $175,000 in the aggregate inclusive of the fees and expenses of the Underwriters’ counsel as referenced in clause (x) above. Prior to the execution of this Agreement, the Company shall have paid to the Representative an advance in the amount of $25,000 to be credited against the expenses actually incurred by the Representative that may be reimbursed pursuant to this  Section 6(i). Such advance shall have been made in accordance with FINRA Rule 5110(g)(4)(A). Notwithstanding the foregoing, in the event that the transactions contemplated in this Agreement are not consummated, the Company’s obligation to pay for the Underwriters’ expenses under this Section 6(i) shall not exceed $75,000 in the aggregate; provided, however, that if this Agreement is terminated by the Representative for reasons other than those specified in Section 9(i), the Company's obligation to pay for such expenses shall not exceed $50,000 in the aggregate.

(j)  The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 6).

(k)  If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(l)  If requested, the Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(m)  The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer, income, capital gains or other similar taxes or duties imposed under the laws of British Columbia or any political subdivision or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Securities, (iii) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Securities by the Underwriters in the manner contemplated herein

(n) The Company shall, at all times while any Pre-Funded Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved share capital, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Pre-Funded Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Pre-Funded Warrants.

(o) The Company also covenants with each Underwriter that, without the prior written consent of the Representative, it will not, and will not publicly disclose an intention to, during the period commencing on and including the date hereof and ending 180 days after the date of the Prospectus (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (c) confidentially submit or file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. The restrictions contained in the foregoing sentence shall not apply to (A) the Securities to be sold hereunder nor the issuance by the Company of Warrant Shares upon the exercise of the Pre-Funded Warrants, (B) grants of stock options, stock awards, restricted stock, restricted stock units, securities convertible into or exchangeable for Common Shares, or other compensatory equity-based awards and the issuance of Common Shares in connection with the exercise, vesting and/or settlement of any of the foregoing to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; (C) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion or exercise of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (D) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period, (E) the filing of any registration statement on Form S-8 or amendment thereto relating to securities granted or to be granted pursuant to any plan in effect on the date hereof and described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (F) the adoption of a new equity incentive plan, and the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and the issuance of securities pursuant to such new equity incentive plan (including, without limitation, the issuance of Common Shares upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (F) shall not be available unless each recipient of Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Restricted Period and (G) the issuance of Common Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, provided that (1) the aggregate number of shares issued pursuant to this clause (G) shall not exceed seven and a half percent (7.5%) of the total number of outstanding Common Shares immediately following the issuance and sale of the Securities pursuant hereto (after giving effect to the issuance of the Warrant Shares upon exercise of the Pre-Funded Warrants) and (2) such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Restricted Period.

If the Representative, in its sole discretion, agrees to release or waive the restrictions on the transfer of Common Shares set forth in a “lock-up” agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver substantially in the form of Exhibit B, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(p)  All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(q)  All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(r)  In the event that the Company consummates any financing with any investor (i) with whom the Company had a conference call or meeting arranged by the Representative during the period commencing on November 26, 2025 and ending on the date of this Agreement (each, a “Representative Introduction”), and (ii) that is identified on a schedule to be provided by the Representative to the Company and mutually agreed upon by the Representative and the Company on or prior to the Closing Date (or the termination of this Agreement if applicable), which may be supplemented, modified or amended by mutual written agreement of the Representative and the Company at any time from time to time, and provided that such financing is consummated at any time within the nine (9) month period following the earlier to occur of (A) the termination of this Agreement or (B) the Closing Date (the “Tail Period”), the Company shall pay to the Representative a cash fee equal to eight percent (8.0%) of the gross proceeds from such financing. For purposes of clarity, no compensation shall be due and owing to the Representative pursuant to this Section 6(q) with respect to any investor who is not listed on the aforementioned schedule as in effect at the time of the consummation of the applicable financing. For the avoidance of doubt, the provisions of this Section 6(q) shall survive any termination of this Agreement.

(s)  Solely in the event that the transactions contemplated in this Agreement are consummated, the Company hereby grants to the Representative the right to act as lead or joint investment banker/advisor, lead or joint book-runner, and/or lead or joint placement agent for each and every future public equity offering, including all equity-linked financings, by the Company, any successor to the Company, or any subsidiary of the Company, for a period of six (6) months following the Closing Date, on terms and conditions reasonably customary to the Representative (the “Right of First Refusal”). The Representative shall have five (5) business days following written notice from the Company of any proposed future offering to exercise the Right of First Refusal by delivering written notice to the Company of its election to participate.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution.

(a)  The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through you consists of the information described as such in paragraph (b) below.

(b)  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto (the “Underwriter Information”), it being understood and agreed that the only such information consists of the following: information relating to the concession amount in the seventh paragraph under the caption “Underwriting” in the Prospectus, information concerning sales to discretionary accounts in the eleventh paragraph under the caption “Underwriting” in the Prospectus and the information under “Stabilization,” “Passive Market Making” and “Electronic Distribution” under the caption “Underwriting” in the Prospectus.

(c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, provided that the failure to notify the indemnifying party shall not relieve it from any liability it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred and documented fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of wrongdoing, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial offering price of the Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i)(A) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Exchange or the TSXV, or other relevant exchanges, (B) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (C) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (D) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Canadian authorities or (E) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (E), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus, or (ii) the Underwriters decline to purchase the Securities for any other reason permitted under this Agreement.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement.

(a) This Agreement supersedes all prior written and oral agreements that relate to the offering of the Securities, including the Engagement Letter, dated November 26, 2025, as amended on December 11, 2025, by and between the Company and the Representative, and represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, (iii) the Underwriters and their respective affiliates may have interests that differ from those of the Company and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, legal, accounting, regulatory, tax or investment advice, or a solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Recognition of the U.S. Special Resolution Regimes.

(a)  In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)  In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts and Electronic Signatures. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

14. Applicable Law. This Agreement, any claim, controversy or dispute arising under or related to this Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of The Benchmark Company, LLC, 150 East 58th St., 17th Floor, New York, NY 10155, Attention: Managing Director; and if to the Company shall be delivered, mailed or sent to 187 Ballardvale Street, Suite 110, Wilmington, Massachusetts 01887, Attention: Chief Executive Officer.

17. Submission to Jurisdiction; Appointment of Agents for Service. Each party hereby submits to the exclusive jurisdiction of the United States federal and New York state courts sitting in the Borough of Manhattan, City of New York (collectively, the “Specified Courts”), in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably designates and appoints William Frain, located at 187 Ballardvale Street, Suite 110, Wilmington, Massachusetts 01887, as its authorized agent in the United States upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent by certified or registered mail or by internationally recognized overnight courier, to such authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of one (1) year from the date of this Agreement. With respect to any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (a “Related Proceeding”), each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any judgment of any such court (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

18. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

19. General Provisions. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Very truly yours, LIBERTY DEFENSE HOLDINGS, LTD.

By:
Name:
Title:

As Representative of the several Underwriters named in the attached Schedule I.

THE BENCHMARK COMPANY, LLC

By:

Name:

Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased on the Closing Date	Number of Pre-Funded Warrants To Be Purchased on the Closing Date
The Benchmark Company, LLC

Total:

SCHEDULE II

1.	Free Writing Prospectuses:
a.	Issuer Free Writing Prospectus, dated March 13, 2026
2.	Pricing Information:
a.	Firm Shares: [●]
b.	Pre-Funded Warrants: [●]
c.	Offering Price: $[●] per Share and $[●] per Pre-Funded Warrant
d.	Underwriting Discounts and Commissions: 8.0%
e.	Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses or exercise of Pre-Funded Warrants): $[●]

SCHEDULE III

LIST OF LOCK-UP PARTIES

1.	Jason Burinescu

2.	William Frain

3.	Bryan Cunningham

4.	Omar Garcia Abrego

5.	Arjun Grewal

6.	Linda Jacksta

7.	William Hamilton

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

_____________, 2026

The Benchmark Company, LLC

150 East 58th St., 17th Floor

New York, NY 10155

Ladies and Gentlemen:

The undersigned understands that The Benchmark Company, LLC proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Liberty Defense Holdings, Ltd., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters (the “Underwriters”), including The Benchmark Company, LLC as representative, of common shares, no par value, of the Company (the “Common Shares”) or pre-funded warrants to purchase Common Shares in lieu thereof. To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of The Benchmark Company, LLC on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to

(a) transactions relating to the Common Shares or other securities acquired in the Public Offering (other than any issuer-directed Common Shares purchased in the Public Offering by an officer or director of the Company) or in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions (other than any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition),

(b) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift or for bona fide estate planning purposes or to a charitable organization or educational institution,

(c) transfers of Common Shares or any security convertible into Common Shares to any member of the immediate family of the undersigned, affiliate thereof, or any trust or trustee or beneficiary thereof for the direct or indirect benefit of the undersigned or the immediate family of the undersigned,

(d) transfers of Common Shares or any security convertible into Common Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned, or by operation of law pursuant to a domestic order or negotiated divorce settlement,

(e) distributions of Common Shares or any security convertible into Common Shares to a corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, or to an investment fund or other entity that controls or manages, or is under common control with, the undersigned, or distributions of Common Shares or other securities to partners, members, stockholders, beneficiaries or other equity holders of the undersigned;

(f) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act (or a foreign equivalent) for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period,

(g) the conversion, exercise or exchange of Common Shares, options to purchase Common Shares, warrants or any security convertible into Common Shares pursuant to any reorganization, conversion or share split, as such terms are described in the Prospectus; provided that any such securities shall remain subject to the terms of this agreement,

(h) transfers (including through a “cashless” exercise or on a “net exercise” basis) of Common Shares or any security convertible into Common Shares to the Company in connection with the conversion of any convertible security into, or the exercise of any option or warrant for Common Shares (including to satisfy withholding obligations or the payment of taxes in connection therewith); provided that (i) all such Common Shares received by the undersigned in connection therewith, if any, shall be subject to the terms of this agreement and (ii) no filing under Section 16(a) of the Exchange Act (or a foreign equivalent) reporting a reduction in beneficial ownership of Common Shares shall be required or shall be voluntarily made during the Restricted Period (other than any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition),

(i) transfers or dispositions of Common Shares or any security convertible into Common Shares pursuant to a bona fide tender offer for shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control (as defined below) of the Company (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Shares or any security convertible into Common Shares in connection with such transaction) that has been approved by the board of directors of the Company; provided that, in the event that such Change of Control transaction is not consummated, this clause (i) shall not be applicable and the undersigned’s Common Shares and other securities shall remain subject to the restrictions contained in this agreement or

(j) transfers or dispositions of Common Shares or any security convertible into Common Shares to the Company (i) in connection with the repurchase of such securities with respect to the termination of the undersigned’s employment with the Company or (ii) pursuant to contractual arrangements described in the Prospectus;

provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (e), (i) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the Restricted Period (other than any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition),

In addition, the undersigned agrees that, without the prior written consent of The Benchmark Company, LLC on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and securities of the Company (for purposes of determining record or beneficial ownership of a shareholder, all shares or securities held by investment funds affiliated with such shareholder shall be aggregated) and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold greater than 50% of the outstanding voting securities of the Company (or the surviving entity), provided that, for the avoidance of doubt, the Public Offering shall not constitute a Change of Control.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

If (i) the Company notifies the Underwriters in writing that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement is not executed by March 31, 2026, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Shares to be sold thereunder, then this agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this agreement. Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York. This agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this agreement will constitute due and sufficient delivery of such counterpart.

Very truly yours,

(Name)
(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

_____________, 2026

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to The Benchmark Company, LLC (the “Representative”) in connection with the offering by Liberty Defense Holdings, Ltd., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), of [●] Common Shares, no par value (the “Common Shares”), of the Company and the lock-up agreement dated [●], 2026 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [●], 2026 with respect to [●] Common Shares (the “Shares”).

The Representative hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective [●], 2026; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

The Benchmark Company, LLC

Acting on behalf of itself and the several Underwriters named in Schedule I to the Underwriting Agreement, dated [●], 2026, between the Company and the Representative

By:
Name:
Title:

cc: Company

EXHIBIT C

FORM OF PRESS RELEASE

Liberty Defense Holdings, Ltd.

[Date]

Liberty Defense Holdings, Ltd. (the “Company”) announced today that The Benchmark Company, LLC, the lead book-running manager in the Company’s recent public sale of [●] common shares, is [waiving][releasing] a lock-up restriction with respect to [●] common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [●], 2026, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.